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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  May 30, 2008

UGoldRich Mining Company

(Exact Name of Registrant as Specified in its Charter)

Alaska	001-06412	91-0742812
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3412 S Lincoln Drive, Spokane WA	99203-1650
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: U(509) 624-5831

ULittle Squaw Gold Mining Company

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8K fining is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SEC 873  (5-06)

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Item 8.01  Other Events

GoldRich Mining Company (GoldRich or the Company) reports that it has terminated its mining leases on two properties it had under active exploration for gold deposits. The Company has relinquished its Broken Hills West, Nevada and the Pedra de Fogo, Brazil exploration properties. The properties were returned to their owners on May 30 and June 3, 2008, respectively, in full compliance with the termination provisions of both of the mining leases. The Company has no retained interests or liabilities in or associated with either property.

GoldRich undertook these measures to conserve its resources, and also because management believes the technical results of the exploration works so far for either property did not justify keeping them in light of upcoming financial and work obligations contained in both leases.

GoldRich plans to continue exploration of its wholly owned Chandalar, Alaska and gold mining exploration property where it has discovered a substantial alluvial gold deposit, and where it has identified drilling targets for large sedimentary-type lode gold targets associated with the alluvial gold deposit.  The Company is currently drilling on its Marisol, Mexico mining lease, and is expecting the assay results of the drill cores soon.

SIGNATURES

In accordance with the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GoldRich Mining Company (Registrant)
Dated: June 4, 2008	By: /s/ Richard R. Walters
Richard R. Walters President